SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)

                                February 27, 2002



                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)



       333-74954                                           92-2115369
(Commission File Number)                       (IRS Employer Identification No.)


            975 El Camino Real, South San Francisco, California 94080
                   (Address of principal executive offices)   (Zip Code)


       Registrant's telephone number, including area code: (650) 583-8450

Item 5.  Other Events

         On February 27, 2002, at a Special Meeting of Shareholders, the shareholders of First National Bank of Northern California (the "Bank") approved the Agreement and Plan of Reorganization dated as of November 1, 2001, between FNB Bancorp and the Bank. Approval of the proposed reorganization described in the Agreement and Plan of Reorganization required the affirmative vote of two-thirds (2/3) of all shares of common stock of the Bank outstanding on the Record Date, January 15, 2002. A total of 2,318,887 shares were outstanding on the Record Date and 1,734,916 shares voted in favor of the proposal. The transactions contemplated by the Agreement and Plan of Reorganization will become effective on the closing date selected by FNB Bancorp and the Bank, after satisfaction of the conditions set forth in the Agreement and Plan of Reorganization, including certification of the reorganization by the Office of the Comptroller of the Currency.




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FNB BANCORP
                                       (Registrant)


Dated:  March 1, 2002.                 By:  /s/ Thomas C. McGraw
                                          ----------------------------------
                                          Thomas C. McGraw
                                          President and Chief Operating Officer



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